CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-203707 on Form S-1 of Shepherd’s Finance, LLC of our report dated March 2, 2017 relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC
Enterprise, Alabama
April 10, 2017